Exhibit 99.2

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF INCOME (LOSS)

(Unaudited, in millions, except per share amounts)

	Three Months Ended
	March 31,
	2012	2011

Operating Revenues:
Electric	$1,310	$1,470
Gas	348	434

Total operating revenues	1,658	1,904

Operating Expenses:
Fuel	327	379
Purchased power	163	227
Gas purchased for resale	215	288
Other operations and maintenance	427	463
Asset impairment	628	-
Depreciation and amortization	199	195
Taxes other than income taxes	121	125

Total operating expenses	2,080	1,677

Operating Income (Loss)	(422)	227

Other Income and Expenses:
Miscellaneous income	17	16
Miscellaneous expense	15	5

Total other income	2	11

Interest Charges	113	119

Income (Loss) Before Income Taxes (Benefit)	(533)	119

Income Taxes (Benefit)	(130)	45

Net Income (Loss)	(403)	74

Less: Net Income Attributable to Noncontrolling Interests	-	3

Net Income (Loss) Attributable to Ameren Corporation	$(403)	$71

Earnings (Loss) per Common Share - Basic and Diluted	$(1.66)	$0.29

Average Common Shares Outstanding	242.6	240.6

AMEREN CORPORATION (AEE)

CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

	March 31,	December 31,
	2012	2011

ASSETS
Current Assets:
Cash and cash equivalents	$208	$255
Accounts receivable - trade, net	446	473
Unbilled revenue	232	324
Miscellaneous accounts and notes receivable	65	69
Materials and supplies	625	712
Mark-to-market derivative assets	167	115
Current regulatory assets	247	215
Other current assets	134	132

Total current assets	2,124	2,295

Property and Plant, Net	17,535	18,127
Investments and Other Assets:
Nuclear decommissioning trust fund	390	357
Goodwill	411	411
Intangible assets	9	7
Regulatory assets	1,657	1,603
Other assets	773	845

Total investments and other assets	3,240	3,223

TOTAL ASSETS	$22,899	$23,645

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$179	$179
Short-term debt	126	148
Accounts and wages payable	366	693
Taxes accrued	101	65
Interest accrued	149	101
Customer deposits	98	98
Mark-to-market derivative liabilities	220	161
Current regulatory liabilities	138	133
Other current liabilities	237	207

Total current liabilities	1,614	1,785

Long-term Debt, Net	6,677	6,677
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	3,111	3,315
Accumulated deferred investment tax credits	77	79
Regulatory liabilities	1,483	1,502
Asset retirement obligations	434	428
Pension and other postretirement benefits	1,357	1,344
Other deferred credits and liabilities	567	447

Total deferred credits and other liabilities	7,029	7,115

Ameren Corporation Stockholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,596	5,598
Retained earnings	1,869	2,369
Accumulated other comprehensive loss	(35)	(50)

Total Ameren Corporation stockholders’ equity	7,432	7,919
Noncontrolling Interests	147	149

Total equity	7,579	8,068

TOTAL LIABILITIES AND EQUITY	$22,899	$23,645

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Three Months Ended
	March 31,
	2012	2011

Cash Flows From Operating Activities:
Net income (loss)	$(403)	$74
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss on asset impairment	628	-
Net mark-to-market gain on derivatives	(3)	(16)
Depreciation and amortization	188	187
Amortization of nuclear fuel	21	17
Amortization of debt issuance costs and premium/discounts	5	5
Deferred income taxes and investment tax credits, net	(142)	(16)
Allowance for equity funds used during construction	(9)	(6)
Other	(5)	-
Changes in assets and liabilities:
Receivables	109	94
Materials and supplies	80	135
Accounts and wages payable	(220)	(213)
Taxes accrued	35	71
Assets, other	14	50
Liabilities, other	64	80
Pension and other postretirement benefits	41	28
Counterparty collateral, net	(11)	70

Net cash provided by operating activities	392	560

Cash Flows From Investing Activities:
Capital expenditures	(282)	(231)
Nuclear fuel expenditures	(38)	(22)
Purchases of securities - nuclear decommissioning trust fund	(109)	(91)
Sales of securities - nuclear decommissioning trust fund	88	87
Proceeds from sale of property	16	-
Other	(1)	1

Net cash used in investing activities	(326)	(256)

Cash Flows From Financing Activities:
Dividends on common stock	(90)	(93)
Dividends paid to noncontrolling interest holders	(2)	(2)
Short-term debt and credit facility borrowings, net	(22)	(125)
Generator advances received for construction	1	-
Repayments of generator advances received for construction	-	(73)
Issuances of common stock	-	17

Net cash used in financing activities	(113)	(276)

Net change in cash and cash equivalents	(47)	28
Cash and cash equivalents at beginning of year	255	545

Cash and cash equivalents at end of period	$208	$573

Noncash financing activity - dividends on common stock	$7	$-